As filed with the Securities and Exchange Commission on March 10, 2000	Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

METRETEK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1169358

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1675 Broadway
Suite 2150
Denver, Colorado 80202

(Address and Zip Code of Principal Executive Offices)

Metretek Technologies, Inc. 1998 Stock Incentive Plan
(Full title of the plan)

A. Bradley Gabbard, Executive Vice President
Metretek Technologies, Inc.
1675 Broadway, Suite 2150
Denver, Colorado 80202
(303) 592-5555

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed Maximum
Securities to be	to be	Offering Price	Aggregate	Amount of Registration
Registered	Registered	Per Share	Offering Price	Fee

Common Stock, par value
$.01 per share(1)(2)	500,000 shares(2)	$16.00(3)	$8,000,000(3)	$2,112.00

(1)	In connection with the reference Plan, 250,000 shares of Common Shares, par value $.01 per share, of Metretek Technologies, Inc. (as adjusted for a 1-for-4 reverse split effected on July 6, 1998) were registered with the Securities and Exchange Commission pursuant to Registration No. 333-56697. In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate additional number of shares of Common Stock and other securities that may be offered or sold pursuant to the anti-dilution provisions of the Metretek Technologies, Inc. 1998 Stock Incentive Plan.

(2)	Includes Preferred Share Purchase Rights to purchase shares of Series C Preferred Stock, par value $.01 per share, of Metretek Technologies, Inc. No separate consideration will be received for the Preferred Share Purchase Rights which, prior to the occurrence of certain prescribed events, are not exercisable, will be evidenced by the certificates for Common Stock and will be transferable along with and only with the Common Stock.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the Securities Act, upon the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on March 8, 2000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      On June 12, 1998, Metretek Technologies, Inc., a Delaware corporation (the “Registrant”), filed a Registration Statement on Form S-8 (Registration No. 333-56697) registering the issuance of 250,000 (as adjusted for a 1-for-4 reverse split of the Common Stock effected on July 6, 1998) shares of Common Stock, par value $.01 per share, of Registrant (“Common Stock”), pursuant to the Metretek Technologies, Inc. 1998 Stock Incentive Plan (the “Plan”). This Registration Statement registers the issuance of an additional 500,000 shares of Common Stock pursuant to the Plan in accordance with General Instruction E to Form S-8. The securities to which this Registration Statement relates are the same class, and are to be issued under the same employee benefit plan, as the securities previously registered in Registration Statement No. 333-56697. Pursuant to General Instruction E, the contents of Registration Statement No. 333-56697 are incorporated herein by reference.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Second Restated Certificate of Incorporation of Metretek Technologies, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3, Registration No. 333-96369).

4.2	Amended and Restated By-Laws of Metretek Technologies, Inc. (Incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 1998).

4.3	Metretek Technologies, Inc. 1998 Stock Incentive Plan, amended and restated as of February 3, 2000 (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed February 22, 2000).

5.1	Opinion of Kegler, Brown, Hill & Ritter Co., L.P.A.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Kegler, Brown, Hill & Ritter Co., L.P.A. (Included in Exhibit 5.1)

24.1	Powers of Attorney (Included in Signature Page of this Registration Statement)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on the 10th day of March, 2000.

METRETEK TECHNOLOGIES, INC.

By: /s/ W. Phillip Marcum

W. Phillip Marcum, President and Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, THAT each person whose signature appears below hereby constitutes and appoints W. Phillip Marcum, A. Bradley Gabbard and Paul R. Hess, and each of them, with full power to act without the joinder of others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ W. Phillip Marcum W. Phillip Marcum	President, Chief Executive Officer and Director (Principal Executive Officer)	March 10, 2000

/s/ A. Bradley Gabbard A. Bradley Gabbard	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	March 10, 2000

/s/ Gary J. Zuiderveen Gary J. Zuiderveen	Principal Accounting Officer, Controller and Secretary (Principal Accounting Officer)	March 10, 2000

/s/ Ronald W. McKee Ronald W. McKee	Director	March 10, 2000

/s/ Basil M. Briggs Basil M. Briggs	Director	March 10, 2000

/s/ Robert Lloyd Robert Lloyd	Director	March 10, 2000

/s/ Anthony D. Pell Anthony D. Pell	Director	March 10, 2000

/s/ Albert F. Thomasson Albert F. Thomasson	Director	March 10, 2000

/s/ Harry I. Skilton Harry I. Skilton	Director	March 10, 2000

METRETEK TECHNOLOGIES, INC.
1998 Stock Incentive Plan
Form S-8

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Second Restated Certificate of Incorporation of Metretek Technologies, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3, Registration No. 333-96369).

4.2	Amended and Restated By-Laws of Metretek Technologies, Inc. (Incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 1998).

4.3	Metretek Technologies, Inc. 1998 Stock Incentive Plan, amended and restated as of February 3, 2000 (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed February 22, 2000).

5.1	Opinion of Kegler, Brown, Hill & Ritter Co., L.P.A.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Kegler, Brown, Hill & Ritter Co., L.P.A. (Included in Exhibit 5.1)

24.1	Powers of Attorney (Included in Signature Page of this Registration Statement)